Exhibit 99.1

Rigetti Computing Reports Fourth Quarter and Full Year 2023 Results

●	Deployed the 84-qubit Ankaa™-2 quantum computer, with a 2.5X improvement in error performance compared to the Company’s previous QPUs and achieved a 98% median 2-qubit fidelity.
●	Won competition to develop and deliver a 24-qubit quantum computing system to the UK’s National Quantum Computing Centre (NQCC).
●	Launched the Novera™ QPU, a 9-qubit quantum processor unit available for integration into customers’ on-premise systems.
●	Announces second Novera QPU sale to the Air Force Research Lab (AFRL).

Berkeley, Calif., March 14, 2024 -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter and Full Year 2023 Financial Highlights

●	Total revenues for the three months ended December 31, 2023 were $3.4 million
●	Total operating expenses for the three months ended December 31, 2023 were $19.7 million
●	Operating loss for the three months ended December 31, 2023 was $17.2 million
●	Net loss for the three months ended December 31, 2023 was $12.6 million
●	As of December 31, 2023 cash, cash equivalents and available-for-sale securities totaled $99.9 million
●	For the year ended December 31, 2023, total revenues were $12.0 million, total operating expenses were $81.5 million, operating loss was $72.3 million and net loss was $75.1 million

Business Updates

Wins Innovate UK Competition to Deliver 24-Qubit Quantum Computing System to NQCC

In February 2024, Rigetti was awarded a Small Business Research Initiative (SBRI) grant from Innovate UK and funded by the National Quantum Computing Centre (NQCC) to develop and deliver a quantum computer to the NQCC. As part of the project, Rigetti proposes to develop and deploy a 24-qubit quantum computer based on the Company’s Ankaa-class architecture. The proposed system is planned to be deployed at NQCC’s Harwell Campus, which is expected to open later this year and will serve as NQCC’s landmark facility to support quantum computing research in the UK.

“Since deploying our first UK-based quantum computer in 2022, we have had the privilege of collaborating with the UK’s talented quantum computing research community. We believe building a system at the NQCC could enable even more innovative discoveries to deepen our understanding of how to improve superconducting quantum computers with the goal of solving practical problems currently intractable by classical resources alone,” said Dr. Subodh Kulkarni, Rigetti CEO.

On-Premise QPU Capabilities Mature with Novera™ QPU Launch

In December 2023, Rigetti launched the Novera QPU (quantum processing unit), a 9-qubit QPU based on the Company’s Ankaa™-class chip architecture. The Novera QPU is Rigetti’s first commercially available QPU. After identifying an emerging market of researchers needing hands-on access to a quantum computer with high performing qubits, Rigetti made the strategic decision to meet the anticipated growing demand with its in-house quantum foundry capabilities and years of experience building 9-qubit QPUs for internal R&D. Rigetti designs and manufactures its QPUs at Fab-1, the industry’s first dedicated and integrated quantum device and manufacturing facility, located in Fremont, California. Rigetti has now completed two Novera QPU sales, both to leading national labs. The first sale was to the Superconducting Quantum Materials and Systems Center (SQMS) led by Fermilab in the second quarter of 2023 as part of the Company’s partnership with SQMS as its lead industry partner.

QPU Sales Grow with Delivery of Novera QPU to AFRL

In the third quarter of 2023, Rigetti delivered its second Novera QPU to the Air Force Research Lab (AFRL) Information Directorate as part of the Company’s Indefinite Delivery Indefinite Quantity (IDIQ) contract. The IDIQ contract enables AFRL to harness Rigetti’s fabrication capabilities for quantum networking hardware research and development.

“A key objective of AFRL's Information Directorate quantum networking program is to develop interfaces between leading quantum technologies to enhance the functionality, scalability, and application space of quantum networking hardware. This includes innovating new interfaces to enable the operation of superconducting qubit platforms with telecom light," said Matthew LaHaye, Senior Research Physicist at AFRL Information Directorate. “AFRL researchers plan to utilize the Novera QPU, in conjunction with photonic integrated circuitry, for novel investigations of light delivery and collection in the control and measurement of superconducting quantum processors. This work will entail fundamental studies of light-matter interactions and engineering of new, reduced-footprint techniques for cryogenic optical i/o,” LaHaye added.

Awarded Innovate UK Grant to Advance Quantum Machine Learning Techniques for Finance

Rigetti is continuing its efforts to develop quantum computing solutions for financial institutions. Rigetti was awarded an Innovate UK grant with the aim to develop quantum machine learning techniques to enable financial institutions to more effectively process, interpret, and make decisions with complex data streams. Joining Rigetti in this project is Amazon Web Services (AWS), Imperial College London, and Standard Chartered.

Awarded Phase 2 of DARPA Quantum Benchmarking Program

Building on the work completed in Phase 1 of the Defense Advanced Research Projects Agency (DARPA) Quantum Benchmarking program aiming to develop a resource estimation framework to provide insight into the requirements of a superconducting quantum computing system necessary for solving large-scale, complex problems, Rigetti was awarded Phase 2, the goal of which is refining and optimizing the estimates for selected utility-scale problems, delivering new upper bounds on these requirements. Phase 2 is expected to be heavily focused on researching fault-tolerant quantum applications. Of particular interest are dynamical chemistry simulations and modeling the dynamics of quantum systems. The University of Technology Sydney, Aalto University, and the University of Southern California will continue to be project partners in Phase 2.

Partners with Oak Ridge National Laboratory (ORNL) and Riverlane to Integrate and Benchmark Rigetti Quantum Computers with ORNL’s Summit Supercomputer

Recently, Rigetti announced that it is partnering with Riverlane and Oak Ridge National Laboratory (ORNL) to work to improve HPC-quantum integration. To develop the integration of quantum computers into HPC environments, the project partners plan to build the first-ever benchmarking suite for measuring the performance of a joint HPC + quantum system, to be run on ORNL’s Summit supercomputer. For the quantum components, researchers plan to use simulated hardware based on key elements of Riverlane’s quantum error correction stack and real remote hardware located at Rigetti’s headquarters in California.

Technology Roadmap and QPU Performance Milestones

Deploys 84-Qubit Ankaa-2 System with a 2.5X Increase in Error Performance

Following the internal deployment of the 84-qubit Ankaa-1 system in March 2023, Rigetti’s 84-qubit Ankaa-2 system was made publicly available in December 2023 — making it the Company’s highest qubit count QPU available to the public. In addition to the new chip architecture that features a square lattice and tunable couplers, Rigetti implemented several technology updates to the system, including a new chip fabrication process, new printed circuit board technology, and electronics improvements, that contributed to Ankaa-2 achieving a 98% median 2-qubit gate fidelity — a 2.5X increase in error performance compared to the Company’s previous QPUs.

Building on Performance Success of Ankaa-2; Announces Ankaa-3 Launch Plan

The Company plans to develop and deploy its anticipated 84-qubit Ankaa-3 system with the goal of achieving a 99% median 2-qubit gate fidelity by the end of 2024, and to develop the 336-qubit Lyra™ system thereafter.

“We are confident in our ability to build better performing QPUs, as evidenced by our impressive Ankaa-2 performance. We believe we have laid the groundwork for building scalable, high performing QPUs with our proven modular chip architecture and the innovative Ankaa chip design that resulted in a 98% median 2-qubit gate fidelity. We are excited for the anticipated development and deployment of our Ankaa-3 system, which we believe will demonstrate the excellence and ingenuity of our engineering, software, and hardware teams,” said David Rivas, Rigetti CTO.

“We believe our leadership and expertise in full-stack quantum systems paired with our strong collaborations with researchers around the world across academia, industry, and government, puts us in a unique position to tackle the challenges of building a quantum computer capable of addressing real-world problems. With Rigetti QPUs now in two research labs internationally, we are even more optimistic that practical quantum computing is in reach,” said Dr. Kulkarni.

Conference Call and Webcast

Rigetti will host a conference call later today, March 14, 2024, at 5:00 p.m. ET, or 2:00 p.m. PT, to discuss its fourth quarter 2023 and full year 2023 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/5yuqcscr/ or the “Events & Presentations” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register.vevent.com/register/BI50b5aaacc3644ccfad45c9fcfbb1bb2e. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti
Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Contacts
Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to the commercialization of the Novera 9-qubit QPU, customer adoption of the Novera 9-qubit QPU and use and research by customers of the Novera 9-qubit QPU, expectations related to the Innovate UK SBRI award to develop and deliver a 24-qubit quantum computer to the NQCC and NQCC’s expected use of the system and potential to enable even more innovative discoveries to deepen understanding of how to improve superconducting quantum computers with the goal of solving practical problems currently intractable by classical resources alone, expectations related to the Innovate UK grant to work with AWS, Imperial College London and Standard Chartered to develop quantum machine learning techniques to enable financial institutions to more effectively process, interpret, and make decisions with complex data streams, expectations related to the DARPA Benchmarking Program with respect to Rigetti’s Phase 2 award to refine and optimize the estimates for selected utility-scale problems and deliver new upper bounds on those requirements, expectations related to the collaboration with Riverlane and ORNL to work to improve HPC-quantum integration, expectations related to the Company’s ability to achieve milestones including developing the Ankaa-3 84-qubit system with at least 99% median 2-qubit fidelity and the 336-qubit Lyra system on the anticipated timing or at all; the Company’s expectations with respect to its engineering, software, and hardware teams; the Company’s expectations with respect to its unique position to tackle the challenges of building a quantum computer capable of addressing real-world problems and practical quantum computing; the Company’s expectations with respect to the timing of next generation systems; the Company’s expectations with respect to the anticipated stages of quantum technology maturation, including its ability to develop a quantum computer that is able to solve a practical, operationally relevant problem significantly better, faster, or cheaper than a current classical solution and achieve quantum advantage on the anticipated timing or at all. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the ability of the Company to expand its QPU sales; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions and the state of war between Israel and Hamas and related threat of a larger conflict), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amount)

(unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$21,392	$57,888
Available-for-sale investments	78,537	84,923
Accounts receivable	5,029	6,235
Prepaid expenses and other current assets	2,709	2,450
Forward contract—assets	—	2,229
Deferred offering costs	—	742
Total current assets	107,667	154,467
Property and equipment, net	44,483	39,530
Operating lease right-of-use assets	7,634	9,316
Other assets	129	129
Total assets	$159,913	$203,442

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,772	$1,938
Accrued expenses and other current liabilities	8,563	8,205
Deferred revenue	343	961
Current portion of debt	12,164	8,303
Current portion of operating lease liabilities	2,210	2,345
Total current liabilities	29,052	21,752
Debt, less current portion	9,894	20,635
Operating lease liabilities, less current portion	6,297	7,858
Derivative warrant liabilities	2,927	1,767
Earn-out liabilities	2,155	1,206
Total liabilities	50,325	53,218
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 147,066,336 shares issued and outstanding at December 31, 2023 and 125,257,233 shares issued and outstanding at December 31, 2022	14	12
Additional paid-in capital	463,089	429,025
Accumulated other comprehensive income (loss)	244	(161)
Accumulated deficit	(353,759)	(278,652)
Total stockholders’ equity	109,588	150,224
Total liabilities and stockholders’ equity	$159,913	$203,442

RIGETTI COMPUTING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$3,376	$6,060	$12,008	$13,102
Cost of revenue	860	810	2,800	2,873
Total gross profit	2,516	5,250	9,208	10,229
Operating expenses:
Research and development	12,787	15,912	52,768	59,952
Selling, general and administrative	6,936	10,687	27,744	53,980
Goodwill impairment	—	5,377	—	5,377
Restructuring	—	—	991	—
Total operating expenses	19,723	31,976	81,503	119,309
Loss from operations	(17,207)	(26,726)	(72,295)	(109,080)
Other income (expense), net
Interest expense	(1,268)	(1,475)	(5,779)	(5,286)
Interest income	1,330	1,261	5,076	2,433
Change in fair value of derivative warrant liabilities	3,160	2,279	(1,160)	22,132
Change in fair value of earn-out liabilities	1,413	1,789	(949)	19,207
Transaction costs	—	—	—	(927)
Total other income (expense), net	4,635	3,854	(2,812)	37,559
Net loss before provision for income taxes	(12,572)	(22,872)	(75,107)	(71,521)
Provision for income taxes	—	—	—	—
Net loss	$(12,572)	$(22,872)	$(75,107)	$(71,521)
Net loss per share attributable to common stockholders - basic and diluted	$(0.09)	$(0.19)	$(0.57)	$(0.70)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	140,537	121,889	131,977	102,301

RIGETTI COMPUTING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(75,107)	$(71,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,426	7,017
Stock-based compensation	12,409	44,812
Change in fair value of earn-out liabilities	949	(19,207)
Change in fair value of derivative warrant liabilities	1,160	(22,132)
Change in fair value of forward contract	2,229	(5,764)
Impairment of deferred offering costs	836	—
Accretion of available-for-sale securities	(3,121)	(949)
Amortization of debt issuance costs, commitment fees and accretion of debt end-of-term liabilities	1,453	1,468
Non-cash lease expense	1,682	537
Goodwill impairment	—	5,377
Changes in operating assets and liabilities:
Accounts receivable	1,206	(4,692)
Prepaid expenses, other current assets and other assets	(259)	(1,065)
Deferred revenue	(618)	(24)
Accounts payable	895	(707)
Accrued expenses and operating lease liabilities	(1,719)	4,456
Other liabilities	—	(295)
Net cash used in operating activities	(50,579)	(62,689)
Cash flows from investing activities:
Purchases of property and equipment	(9,059)	(22,737)
Purchases of available-for-sale securities	(109,252)	(84,287)
Maturities of available-for-sale securities	119,084	—
Net cash provided by (used in) investing activities	773	(107,024)
Cash flows from financing activities:
Proceeds from Business Combination, net of transaction costs paid	—	225,604
Transaction costs paid directly by Rigetti	—	(18,842)
Proceeds from issuance of notes payable	—	5,000
Payments of principal of notes payable	(8,333)	(1,291)
Payments of debt issuance costs	—	(85)
Payment of loan and security agreement exit fees	—	(1,000)
Payments of offering costs	(107)	—
Proceeds from sale of common stock through Common Stock Purchase Agreement	20,544	—
Proceeds from issuance of common stock upon exercise of stock options and warrants	1,126	6,068
Net cash provided by financing activities	13,230	215,454
Effects of exchange rate changes on cash and cash equivalents	80	101
Net (decrease) increase in cash and cash equivalents	(36,496)	45,842
Cash and cash equivalents – beginning of period	57,888	12,046
Cash and cash equivalents – end of period	$21,392	$57,888
Supplemental disclosures of other cash flow information:
Cash paid for interest	$4,340	$3,819
Non-cash investing and financing activities:
Initial fair value of earn-out liability acquired in merger	—	20,413
Initial fair value of private placement and public warrant liability acquired in merger	—	22,932
Reclassification of loan and security agreement warrants to equity	—	6,370
Settlement of the first tranche of forward contract	—	3,305
Capitalization of deferred costs to equity upon share issuance	13	1,520
Purchases of property and equipment recorded in accounts payable	3,612	673
Purchases of property and equipment recorded in accrued expenses	1,019	639
Unrealized Gain (Loss) on short term investments	325	(314)
Right-of-use assets recorded on adoption of ASU 2016‑02	—	6,270
Operating lease liabilities recorded on adoption of ASU 2016‑02	—	6,620
Lease liabilities arising from obtaining right-of-use assets	—	4,892